                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                    DPL Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                    DPL INC.
                             COURTHOUSE PLAZA S.W.
                               DAYTON, OHIO 45402

                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 11, 2001
                               -----------------

TO SHAREHOLDERS OF
DPL INC.:

    The Annual Meeting of Shareholders of DPL Inc. will be held at Edison Community College, 1973 Edison Drive, Piqua, Ohio on Wednesday, April 11, 2001, at 10:00 a.m. Serving Miami, Darke and Shelby counties in West Central Ohio, Edison Community College offers high quality, two-year degree programs to over 3,000 students. Edison maintains a university-transfer program for virtually every bachelor's degree major.

    The business of the meeting will be:

    1. To elect four directors of DPL Inc., each of whom shall serve for a term of three years.

    2. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Holders of common shares of record at the close of business on February 13, 2001 are entitled to vote at the meeting.

    If you are a holder of common shares and will not be present personally, please mark, sign, date and return the enclosed proxy in the enclosed self-addressed envelope as promptly as possible so that the presence of a quorum may be assured and unnecessary expense avoided. Giving the proxy will not affect your right to vote in person if you attend the meeting.

    Your vote is important to us and we thank you for your prompt response and continued interest in DPL Inc.

                                           Sincerely,

                                           /s/ STEPHEN F. KOZIAR, JR.

                                           STEPHEN F. KOZIAR, JR.

                                           GROUP VICE PRESIDENT AND SECRETARY

Dayton, Ohio
March 5, 2001

                                    DPL INC.
                   COURTHOUSE PLAZA S.W., DAYTON, OHIO 45402

                              -------------------

                                PROXY STATEMENT
                              -------------------

    This Proxy Statement is furnished to you and other shareholders of DPL Inc. in connection with the solicitation of proxies by its Board of Directors to be used at the Annual Meeting of Shareholders to be held at Edison Community College, 1973 Edison Drive, Piqua, Ohio on April 11, 2001 at 10:00 a.m. and any adjournments thereof. At the close of business on February 13, 2001, the record date for the Annual Meeting, DPL Inc. had outstanding 127,774,404 common shares and 6,600,000 Series B voting preferred shares. Only holders of common shares and Series B voting preferred shares on such record date are entitled to vote at the Annual Meeting, and each such shareholder is entitled to one vote per share.

    All common shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares will be voted "FOR" the proposals as listed. A shareholder signing and returning the accompanying proxy has the power to revoke it at any time prior to its exercise.

    All expenses in connection with this solicitation of proxies will be paid by DPL Inc. Proxies will be solicited principally by mail but directors, officers, and certain other individuals specified by DPL Inc. may personally solicit proxies. In addition, DPL Inc. has retained Georgeson Shareholder Communications Inc., a proxy solicitation firm, to assist in the solicitation of proxies. DPL Inc. will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners and will pay Georgeson Shareholder Communications Inc. a fee of approximately $12,000, plus out-of-pocket expenses.

    This Proxy Statement together with the accompanying proxy card were first mailed to common shareholders on or about March 5, 2001.

                            BUSINESS OF THE MEETING

1. ELECTION OF DIRECTORS

    The Regulations of DPL Inc. provide for the classification of Directors into three classes, with each class being of approximately equal size and in no event shall any class contain fewer than three directors nor more than four directors. The term of each directorship is three years and the terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. The Board is presently authorized to consist of eleven directors. These directors are also directors of DP&L. Four directors are to be elected this year to serve until the Annual Meeting of Shareholders in 2004 or until their successors are duly elected and qualified.

    Unless specifically instructed to the contrary, the Proxy Committee named in the enclosed form of proxy will vote all duly executed proxies "FOR" the election of the nominees named below. Should any nominee become unable to accept nomination or election, the Proxy Committee will vote for the election of such other person as a director as the present directors may recommend in the place of such nominee. The following information regarding the nominees and the other directors continuing in office is based on information furnished by them:

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2004

                                                                                   COMMON SHARES
                                                                                 BENEFICIALLY OWNED
                                                                                  AT FEBRUARY 13,
                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                     2001(1)
---------------------------------------------------------------------------------------------------

                       THOMAS J. DANIS, Age 51, Director since 1989                    134,916
[PHOTO]                  Chairman and Chief Executive Officer, The Danis
                         Companies, Dayton, Ohio, construction, real estate
                         and environmental services.
                         Trustee: Miami Valley Research Park Foundation.

                       ALLEN M. HILL, Age 55, Director since 1989.                     505,223(2)
[PHOTO]                  President and Chief Executive Officer, DPL Inc.
                         and The Dayton Power and Light Company.
                         Director: Fifth Third BanKcorp, Premier Health
                         Partners.
                         Trustee: Dayton Business Committee, The University
                         of Dayton, Air Force Museum Foundation, Alliance
                         Community Schools.

                       W AUGUST HILLENBRAND, Age 60, Director since 1992.              103,955
[PHOTO]                  Director, Hillenbrand Industries, Batesville,
                         Indiana, a diversified public holding company with
                         three wholly-owned and autonomously operated
                         subsidiaries manufacturing caskets, hospital
                         furniture, hospital supplies and providing funeral
                         planning services.
                         Director: Forecorp, Inc., Forethought Life
                         Insurance Company, Hon Industries.
                         Trustee: National Committee for Quality Health
                         Care, Batesville Girl Scouts.
                         Trustee Emeritus: Denison University.

                                                                                   COMMON SHARES
                                                                                 BENEFICIALLY OWNED
                                                                                  AT FEBRUARY 13,
                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                     2001(1)
---------------------------------------------------------------------------------------------------

                 NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2004 (CONT)
---------------------------------------------------------------------------------------------------

                       SCOTT M. STUART, Age 41, Director since 2000.                    51,985(4)
[PHOTO]                  Member, KKR & Co. LLC, New York City, investment
                         company.
                         Director: AEP Industries Inc., Borden, Inc., The
                         Boyds Collection, Ltd., KSL Recreation Corp.
                         Board Member: The Boys Club of New York, Greenwich
                         Country Day School, WNET/Channel 13.

                                           CLASS OF 2002
---------------------------------------------------------------------------------------------------

                       JAMES F. DICKE, II, Age 55, Director since 1990.                195,057
[PHOTO]                  President, Crown Equipment Corporation, New
                         Bremen, Ohio, international manufacturer and
                         distributor of electric lift trucks and material
                         handling products.
                         Director: Regional Boys and Girls Clubs of
                         America, Anderson-Cooke, Inc., Dayton Art
                         Institute, Gulf States Paper Co.
                         Chairman: Trinity University Board of Trustees.
                         Trustee: Culver Educational Foundation.

                       PETER H. FORSTER, Age 58, Director since 1979.                  879,685(3)
[PHOTO]                  Chairman, DPL Inc. and The Dayton Power and Light
                         Company.
                         Chairman: Miami Valley Research Foundation.
                         Director: Amcast Industrial Corp.
                         Trustee: F.M. Tait Foundation.

                                                                                   COMMON SHARES
                                                                                 BENEFICIALLY OWNED
                                                                                  AT FEBRUARY 13,
                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                     2001(1)
---------------------------------------------------------------------------------------------------

                                       CLASS OF 2002 (CONT)
---------------------------------------------------------------------------------------------------

                       JANE G. HALEY, Age 70, Director since 1978.                     147,290
[PHOTO]                  President and Chief Executive Officer, Gosiger,
                         Inc., Dayton, Ohio, national importer and
                         distributor of machine tools.
                         Director: The Ultra-Met Company, Urbana, Ohio, ONA
                         America, Dayton, Ohio.
                         Trustee: University of Dayton, Chaminade-Julienne
                         High School, Dayton, Ohio.
                         Member: Miami Valley Economic Development
                         Coalition.

                                           CLASS OF 2003
---------------------------------------------------------------------------------------------------

                       ERNIE GREEN, Age 62, Director since 1991.                       128,257
[PHOTO]                  President and Chief Executive Officer, Ernie Green
                         Industries, Dayton, Ohio, automotive components
                         manufacturer.
                         Director: Pitney Bowes Inc., Eaton Corp.

                       DAVID R. HOLMES, Age 60, Director since 1994.                    88,248
[PHOTO]                  Chairman, The Reynolds and Reynolds Company,
                         Dayton, Ohio, information management systems.
                         Director: NCR Corporation, Dayton, Ohio.
                         Advisor: J. L. Kellogg Graduate School of
                         Management, Northwestern University.
                         Member: Dayton Business Committee, Downtown Dayton
                         Partnership.

                                                                                   COMMON SHARES
                                                                                 BENEFICIALLY OWNED
                                                                                  AT FEBRUARY 13,
                       PRINCIPAL OCCUPATION AND OTHER INFORMATION                     2001(1)
---------------------------------------------------------------------------------------------------

                                       CLASS OF 2003 (CONT)
---------------------------------------------------------------------------------------------------

                       BURNELL R. ROBERTS, Age 73, Director since 1987                  99,963
[PHOTO]                  Retired Chairman of the Board and Chief Executive
                         Officer, The Mead Corporation, Dayton, Ohio,
                         forest products producer.
                         Principal: Pembroke Associates.
                         Director: Rayonier, Inc., p4A.com Ltd.
                         Trustee: Granum Value Fund.

                       GEORGE R. ROBERTS, Age 57, Director since 2000.                  51,745(4)
[PHOTO]                  Partner, Kohlberg Kravis Roberts & Co. L.P. and
                         Managing Member of KKR & Co. LLC, New York City,
                         investment company.
                         Director: Accuride Corporation, Amphenol
                         Corporation, Borden, Inc., The Boyds Collection,
                         Ltd., Evenflo Company Inc., IDEX Corporation,
                         KinderCare Learning Center, Inc., KSL Recreation
                         Group, Inc. , Owens-Illinois, Inc., PRIMEDIA,
                         Inc., Safeway Inc., Spalding Holdings Corporation.
                         Trustee: Claremont McKenna College, Culver
                         Military Academy.
                         Board Member: San Francisco Symphony, San
                         Francisco Ballet, Fine Arts Museum.

------------------------------

(1) The number of shares shown represents in each instance less than 1% of the outstanding common shares. There were 2,760,689 shares and share units, or 2.1% of the total number of common shares, beneficially owned by all directors and executive officers of DPL Inc. and DP&L as a group at February 13, 2001, excluding shares beneficially owned by an affiliate of KKR. See note (4) below. The number of shares shown includes (i) common shares transferred to the Master Trust for non-employee directors pursuant to the Directors' Deferred Stock Compensation Plan, (ii) 50,000 common shares subject to presently exercisable options for each non-employee director except Mr. Forster and (iii) share units with no voting rights held by non-employee directors under the Directors' Deferred Compensation Plan as follows: Mr. Danis 35,535 units, Mr. Hillenbrand 24,890 units, Mr. Stuart 1,985 units, Mr. Dicke 33,293 units, Mrs. Haley 34,817 units, Mr. Green 27,822 units, Mr. Holmes 19,766 units, Mr. Burnell Roberts 3,472 units and Mr. George Roberts 1,745 units.

(2) The number of shares shown for Mr. Hill includes 35,136 common shares and 470,087 Restricted Share Units with no voting rights.

(3) The number of shares shown for Mr. Forster includes 43,729 common shares and 835,956 Restricted Share Units with no voting rights.

(4) Excludes 31,560,000 common shares subject to warrants and 6,600,000 Series B voting preferred shares beneficially owned by Dayton Ventures LLC, an affiliate of KKR. George R. Roberts and Scott M. Stuart disclaim beneficial ownership of all such shares. See "Security Ownership of Certain Beneficial Owners."

    George R. Roberts and Scott M. Stuart are the KKR designees pursuant to the Securityholders and Registration Rights Agreement among DPL Inc., DPL Capital Trust I, Dayton Ventures LLC and Dayton Ventures, Inc. This agreement gives affiliates of KKR the right to designate one person for election to, and one person to attend as a non-voting observer at all meetings of, the DPL Inc. and DP&L Boards of Directors for as long as Dayton Ventures LLC and its affiliates continue to beneficially own at least 12,640,000 common shares of DPL Inc., including shares issuable upon exercise of the warrants. Effective upon the closing of the KKR transaction, Messrs. Roberts and Stuart were appointed to the DPL Inc. and DP&L Boards of Directors. Mr. Stuart is standing for election this year.

    The four candidates receiving the greatest number of votes will be elected as directors. Abstentions and broker non-votes will be treated as non-votes.

    Under Ohio law, if a shareholder gives written notice to the President, a Vice President or the Secretary, not less than 48 hours before the Annual Meeting, that such shareholder desires the voting at the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by or on behalf of the shareholder giving such notice, then shareholders will be entitled to give one candidate as many votes as the number of directors to be elected multiplied by the number of their shares, or to distribute their votes on the same principle among two or more candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the Proxy Committee will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the Proxy Committee may determine.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES FOR 2000

    The Board of Directors of DPL Inc. met on 12 occasions and the Board of Directors of DP&L met on 11 occasions during 2000. The three standing committees of DPL Inc. -- Executive, Finance and Audit Review and Compensation and Management Review -- held 13 meetings in total and the standing committee of DP&L -- Community and External Relations -- met two times in total.

                             COMMITTEES OF DPL INC.

FINANCE AND AUDIT REVIEW COMMITTEE

    This Committee consists of the following non-employee members of the Board:
Thomas J. Danis, Chairman, Ernie Green, Jane G. Haley and David R. Holmes. Committee members are independent as defined by the applicable listing standards of the NYSE.

    The Finance and Audit Review Committee oversees the financial plans, approves the terms and conditions of financial arrangements and recommends to the Board of Directors such actions and policies that will best accommodate DPL Inc.'s objectives and operating strategies while maintaining its sound fiscal health. It also provides direct communication between DPL Inc.'s internal auditors, the independent auditors, PricewaterhouseCoopers LLP, and the Board of Directors. It is intended to assure the independent auditors the freedom, cooperation and opportunity necessary to accomplish their functions. It is also intended to assure that appropriate action is taken on the recommendations of the auditors. This Committee met five times during 2000.

COMPENSATION AND MANAGEMENT REVIEW COMMITTEE

    This Committee consists of the following non-employee members of the Board:
Burnell R. Roberts, Chairman, James F. Dicke, II and W August Hillenbrand.

    The Compensation and Management Review Committee has the broad responsibility to see that the officers and key management personnel of DPL Inc. and its subsidiaries perform in accordance with corporate objectives, and are effectively compensated in terms of salaries, supplemental compensation and benefits which are internally equitable and externally competitive. The Committee administers the deferred, incentive and long-term compensation and stock option plans for directors and officers. This Committee met three times during 2000.

EXECUTIVE COMMITTEE

    This Committee consists of the following non-employee members of the Board:
Peter H. Forster, Chairman, James F. Dicke, II, W August Hillenbrand, Burnell R. Roberts and Scott M. Stuart. Allen M. Hill is a non-voting member.

    The principal duties of this Committee include evaluating executive management development, succession and organizational structure in addition to director selection, tenure and succession. This Committee also serves on a standby basis for use in an emergency which requires immediate action. This Committee met five times during 2000.

    The non-employee members of the Executive Committee act as a nominating committee for the Board of Directors and endeavor to identify, seek out, and if necessary actively recruit, the best available candidates who, in the judgment of the Committee, have the character, education, training, experience and proven accomplishments which give promise of significant contribution to the responsible and profitable conduct of DPL Inc.'s business in the interest of all shareholders, customers and employees. This Committee considers qualified nominees submitted to DPL Inc. by shareholders.

                               COMMITTEE OF DP&L

COMMUNITY AND EXTERNAL RELATIONS COMMITTEE

    This Committee consists of the following non-employee members of the Board:
Jane G. Haley, Chairman, Thomas J. Danis, Peter H. Forster, Ernie Green and David R. Holmes. Allen M. Hill is a non-voting member.

    The Community and External Relations Committee provides for a periodic review of DP&L's relations with all sectors of the community with which it is vitally concerned -- shareholders, customers, governmental bodies and agencies, political groups, regulatory agencies, elected officials and the media. This Committee met two times during 2000.

OTHER MATTERS

    DPL Inc. directors who are not employees receive an annual award of 1,500 common shares for services as a director. All shares are awarded under the Directors' Deferred Stock Compensation Plan and are transferred to a grantor trust (the "Master Trust") maintained by DPL Inc. to secure its obligations under various directors' and officers' deferred and incentive compensation plans. The annual share award replaced cash director fees effective July 1, 2000. Previously, directors received $12,000 annually plus meeting attendance and committee fees.

    Non-employee directors are eligible to receive grants of stock options under the DPL Inc. Stock Option Plan. Each non-employee director, except Mr. Forster, was granted an option to purchase 50,000 shares on February 1, 2000 at an above market exercise price of $21 per share. The closing price on February 1, 2000 was $19 1/16 per share. These options represent a three-year block grant, are currently exercisable and expire on February 1, 2010.

    DPL Inc. maintains a Deferred Compensation Plan for non-employee directors in which payment of directors' fees may be deferred. Under the standard deferred income program directors are entitled to receive a lump sum payment or payments in installments over a period up to 20 years. Effective January 31, 2000, the supplementary deferred income program was terminated for current directors and the value of each director's supplementary account transferred to his or her standard deferral account. All current directors have designated their standard deferral account be invested in DPL Inc. common share units. Share units are paid in common shares.

    Mr. Forster, who retired as Chief Executive Officer of DPL Inc. effective December 31, 1996, entered into a three year agreement with DPL Inc. and DP&L pursuant to which he serves as Chairman of the Board of DPL Inc. and DP&L and provides advisory and strategic planning services. The term of the agreement is automatically extended each December 31 for an additional year unless either party gives advance notice of nonrenewal. For these services, Mr. Forster receives an annual fee of $550,000 (as well as such bonuses, if any, as may be determined by the Compensation and Management Review Committee in its discretion) and is eligible to receive grants of stock options under the DPL Inc. Stock Option Plan. As Chairman, Mr. Forster is responsible for the long-term strategic planning of the Company, the oversight of financial assets, and the evaluation and recommendations relating to the merger, acquisition and disposition of utility assets. Mr. Forster participates in an incentive program for individuals managing financial assets.

CERTAIN TRANSACTIONS

    On March 13, 2000, Dayton Ventures, Inc. and Dayton Ventures LLC, affiliates of Kohlberg Kravis Roberts & Co. L.P. ("KKR"), purchased a combination of trust preferred securities issued by a trust established by DPL Inc., voting preferred shares of DPL Inc. and warrants to purchase common shares of DPL Inc. for $550 million. The trust preferred securities have an aggregate face amount of $550 million, were issued to Dayton Ventures, Inc. at an initial discounted price of $500 million, have a maturity of 30 years (subject to acceleration to six months after the exercise of the warrants), and pay distributions at a rate of 8.5% of the aggregate face amount per year. The 6.6 million Series B voting preferred shares have voting power not exceeding 4.9% of the total outstanding voting power of DPL Inc.'s voting securities and were purchased by Dayton Ventures LLC for an aggregate purchase price of $68,000. The warrants to purchase 31.6 million common shares (representing approximately 19.9% of the common shares then outstanding) have a term of 12 years, an exercise price of $21 per share, and were purchased by Dayton Ventures LLC for an aggregate purchase price of $50 million. In connection with the transaction, DPL Inc. paid affiliates of KKR $16.5 million in fees and expenses including expenses of consultants, investment bankers, accountants and counsel. DPL Inc. has agreed to pay KKR an annual management, consulting and financial services fee of $1 million.

FINANCE AND AUDIT REVIEW COMMITTEE REPORT

    The Finance and Audit Review Committee (the "Committee") of the Board of Directors of DPL Inc. is comprised of four non-management Directors and operates under a written charter included as an appendix to this proxy statement.

    During 2000 meetings of the Committee, audited financial statements were reviewed and discussed with management and PricewaterhouseCoopers, DPL Inc.'s independent accountants. Based on these discussions, the Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000 be included in the DPL Inc. Annual Report on Form 10-K.

    Additionally, the Committee discussions held with PricewaterhouseCoopers included those matters required by Statement on Auditing Standards No. 61. The Committee received from PricewaterhouseCoopers written disclosure and a letter regarding its independence as required by Independence Standards Board Standard No. 1. This information was discussed with PricewaterhouseCoopers.

                                           Finance and Audit Review Committee
                                           Thomas J. Danis, Chairman
                                           Jane G. Haley
                                           David R. Holmes
                                           Ernie Green

                             EXECUTIVE COMPENSATION

COMPENSATION REPORT ON EXECUTIVE COMPENSATION

    DPL Inc. has designed its executive compensation programs to create a strong and direct link between the compensation paid to senior executives and current and long-term levels of company performance. The program also recognizes each executive's individual contribution to that performance. Toward that end, the Compensation and Management Review Committee (the "Committee") annually reviews individual executive performance and evaluates, with its outside consultant, the executive compensation program.

    The three components of DPL's Executive Compensation Program are Base Salary, Annual Cash Incentives and Stock Options.

    In 2000, Base Salary was based on a combination of general industry median and utility industry 75th percentile compensation levels. With the change in the utility industry from a regulated business to a customer choice business, DPL Inc. has decided that in 2001 Base Salary will be based solely on general industry median compensation. Base Salary is experience and performance adjusted and subject to annual review. The adjustments are made based on operational performance and individual strategic contributions.

    Annual Cash Incentives for 2000 are subject to the following program. A performance pool of funds is created based on how the energy business exceeds predetermined levels of Earnings Before Interest and Taxes ("EBIT"). The pool is targeted to deliver median general industry compensation levels. These funds are allocated to individual executives based on their performance contributions which includes their unit's contribution to increasing earnings and its operational performance. 2001 Annual Cash Incentives will be subject to the following program. An EBIT target was set for the energy business for all executives. Threshold levels and maximum levels were also established. Target incentive awards range from forty-five to sixty percent of base salary, depending upon the executive's position. Executives can earn from zero to one hundred percent of their base salary.

    Long-term compensation consists of the Stock Option Plan adopted by shareholders in 2000. It replaced the annual Management Stock Incentive Plan ("MSIP") and the Supplemental Executive Retirement Plan that had been in place prior to 2000. In 2000, each executive was granted options. The initial grant covers a three-year period and vests over five years. DPL Inc. has a policy of encouraging stock ownership by management. As such, each executive has a high level of ownership, compared to executives in peer companies, and is required to lock up, meaning they cannot sell, for five years the Restricted Share Units they individually own.

    DPL Inc. also maintains an incentive program for individuals managing all financial assets of DPL Inc. This program is described in note (4) to the Summary Compensation Table.

    CEO COMPENSATION

    The Chief Executive Officer's total compensation potential is based on consideration of median general industry practices. The Chief Executive Officer's annual and long-term incentive programs are variable enough to provide actual total compensation at median general industry levels only if DPL Inc.'s performance is in the top quartile of utilities.

    Overall, Mr. Hill's performance exceeded expectations for 2000. Mr. Hill's salary was increased in 2000 based on the Committee's assessment of his individual contributions, consistent with the performance criteria used for all executives. Mr. Hill's portion of the Annual Cash Incentive EBIT pool was based on an assessment of his overall performance. The Committee based this assessment on consideration of several factors without assigning specific weight to each factor, including DPL Inc.'s performance versus other integrated utilities, investment community evaluations and progress on management development and succession planning.

    CONCLUSION

    As a result of the cash settlement of the one-time RSU awards earned in 2000, a portion of the compensation payable to executives will be subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code.

    The Committee believes that DPL Inc.'s annual and long-term incentive plan goals have contributed to the strong stock market performance shown in the performance chart in the next section. DPL Inc.'s total return on common equity between 1995 and 2000 was significantly higher than the utility industry as a whole.

                                           Compensation and Management Review
                                           Committee
                                           Burnell R. Roberts, Chairman
                                           James F. Dicke, II
                                           W August Hillenbrand

Performance Comparison
                               INVESTMENT RETURNS
                            VALUE OF $1000 INVESTED

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DPL Dow Jones S&P
Inc. Industrial Avg.Electric Co.'s
1995 $1,000.00 $1,000.00 $1,000.00
1996 $1,034.05 $1,288.48 $996.43
1997 $1,292.98 $1,609.48 $1,256.10
1998 $1,529.98 $1,901.23 $1,447.92
1999 $1,292.10 $2,417.93 $1,170.22
2000 $2,567.99 $2,303.80 $1,793.81
Dividends Reinvested

SUMMARY COMPENSATION TABLE

    Set forth below is certain information concerning the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of DPL Inc. and its major subsidiary DP&L, for the last three fiscal years, for services rendered in all capacities.

                                                                             LONG TERM COMPENSATION
                                                    ANNUAL          ----------------------------------------
                                                 COMPENSATION                        SECURITIES
                                              -------------------     RESTRICTED     UNDERLYING      LTIP         ALL OTHER
                                               SALARY    BONUS(1)   SHARE UNITS(2)   OPTIONS(3)   PAYOUTS(4)   COMPENSATION(5)
   NAME AND PRINCIPAL POSITION       YEAR       ($)        ($)           ($)            (#)          ($)             ($)
   ---------------------------     --------   --------   --------   --------------   ----------   ----------   ----------------
Allen M. Hill                        2000     600,000    300,000               --    1,350,000    2,180,000          1,000
  President and Chief Executive      1999     550,000    462,000               --           --      525,000          1,000
  Officer -- DPL Inc. and DP&L       1998     500,000    300,000    505,000('99-01)         --      275,000          1,000

Peter H. Forster(6)                  2000     550,000    300,000               --    2,400,000    3,312,000         61,000
  Chairman -- DPL Inc. and DP&L      1999     500,000    250,000               --           --    1,130,000         84,000
                                     1998     500,000    200,000    420,000('99-01)         --    1,130,000         87,000

Judy Wyatt                           2000     294,000    100,000               --      525,000      500,000          1,000
  Group Vice President --            1999     280,000    180,000               --           --           --          1,000
  DPL Inc. and DP&L                  1998     264,000    119,000    197,000('99-01)         --           --          1,000

Stephen F. Koziar, Jr.               2000     272,000    100,000               --      495,000    1,100,000          1,000
  Group Vice President and           1999     259,000    166,000               --           --      350,000          1,000
  Secretary -- DPL Inc. and DP&L     1998     244,000    110,000    186,000('99-01)         --      200,000          1,000

Elizabeth M. McCarthy(7)             2000     280,000    220,000               --      250,000      300,000          1,000
  Vice President, Chief Financial
  Officer and Chief Accounting
  Officer -- DPL Inc. and DP&L

------------------------------

(1) Amounts in this column represent awards made under the Management Incentive Compensation Program ("MICP"). Awards are based on achievement of specific predetermined operating and management goals in the year indicated and paid in the year earned or in the following year.

(2) Amounts shown in this column represent the dollar value of Restricted Share Units ("RSUs") awarded to the named executive officer under the Management Stock Incentive Plan ("MSIP") based on the closing price of a DPL Inc. common share on the New York Stock Exchange -- Consolidated Transactions Tape on the date of award. Effective February 1, 2000, the DPL Inc. Stock Option Plan replaced the MSIP and no additional awards were made under the MSIP.

    Awards shown for 1998 covered a three-year performance period (1999-2001). Earning of these RSUs was dependent on the extent that the DPL Inc. average return on equity ("ROE") and total return to shareholders exceeded the Regulatory Research Associates industry median. Depending on the performance of DPL Inc., these RSUs could be earned in amounts ranging from 0% to 200% of the target award. As a result of replacing the MSIP with the Stock Option Plan, outstanding awards under the MSIP were concluded by crediting one-third of the RSUs awarded for plan years '99-01 as earned at 150% of the target award. Amounts shown for 1998 reflect this action. These RSUs vest in one-third annual increments ending in 2002. RSUs earned under the MSIP are not payable until 2005.

    For each RSU which is earned and vests, a participant receives the equivalent of one DPL Inc. common share plus dividend equivalents from the date of award. All payouts of vested RSUs under the MSIP are deferred until retirement and are made in DPL Inc. common shares.

(3) Amounts in this column represent a three-year block grant of stock options to the named executive under the DPL Inc. Stock Option Plan in lieu of awards under the MSIP. Each executive was granted a number of option shares equal to three times the executive's earned RSUs held in the Master Trust under the MSIP. See "Option Grants in Last Fiscal Year."

(4) Amounts shown for 2000 include the dollar value of a one-time contingent award of RSUs approved by the Compensation Committee in 1999 which could be earned only if the closing price of DPL Inc. common shares on the NYSE Consolidated Transactions Tape achieved $26 per share between June 1999 and July 1, 2001. These RSUs were earned in 2000 and settled in cash.

    Amounts in this column for 1998 and 1999 also represent annualized incentives earned by the named executive officer under a long-term incentive program for individuals managing all financial assets of DPL Inc. Incentives were earned based on net cumulative investment performance of such assets over the four year period 1996 through 1999. For 2000, incentives were earned based on annual performance and include $100,000 for Mr. Hill, $1.232 million for Mr. Forster and $100,000 for Mr. Koziar. The financial asset portfolio value was $1.3 billion at December 31, 2000, contributed $181 million to income during the 1997-2000 period and had $165 million in unrealized gains at December 31, 2000.

(5) Amounts in this column represent employer matching contributions on behalf of each named executive under the DP&L Employee Savings Plan made to the DPL Inc. Employee Stock Ownership Plan.

(6) Annual compensation shown for Mr. Forster for 1998, 1999 and 2000 was paid pursuant to an agreement with DPL Inc. and DP&L. Long term compensation award opportunities shown for 1998 represent the dollar value of restricted shares awarded to Mr. Forster under the Directors' Stock Plan which were subject to the same earning and vesting criteria generally applicable to RSUs. All other compensation shown for 2000 represents directors fees of $26,700 and the dollar value of the annual award of 1,500 shares to each non-employee director in lieu of directors fees, and for 1999 and 1998 represents directors fees of $37,000 and an award of 2,700 shares under the Directors' Stock Plan. Participation in the Director compensation program by Mr. Forster was terminated during the year 2000. See "Information Concerning the Board of Directors and its Committees -- Other Matters."

(7) Ms. McCarthy joined DPL Inc. in March 2000. Ms. McCarthy has an employment agreement with DPL Inc. which provides for annual base salary as determined by the Compensation Committee, participation in the MICP, a stock option grant, $100,000 signing bonus subject to forfeiture and severance benefits. The agreement is terminable upon 30 days notice.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning individual grants of stock options made to the named executive officers during the fiscal year ended December 31, 2000.

                                               INDIVIDUAL GRANTS
                            -------------------------------------------------------
                              NUMBER OF
                             SECURITIES       % OF TOTAL
                             UNDERLYING     OPTIONS GRANTED   EXERCISE
                               OPTIONS      TO EMPLOYEES IN    PRICE     EXPIRATION       GRANT DATE
           NAME             GRANTED(#)(1)     FISCAL YEAR      ($/SH)       DATE      PRESENT VALUE($)(2)
           ----             -------------   ---------------   --------   ----------   -------------------
Allen M. Hill.............    1,350,000          20.9          21.00       2/1/10          4,239,000
Peter H. Forster..........    2,400,000          37.2          21.00       2/1/10          7,536,000
Judy Wyatt................      525,000           8.1          21.00       2/1/10          1,648,500
Stephen F. Koziar, Jr.....      495,000           7.7          21.00       2/1/10          1,554,300
Elizabeth M. McCarthy.....      250,000           3.9          21.00       2/1/10            917,500

------------------------

(1) Options granted pursuant to the DPL Inc. Stock Option Plan on February 1, 2000 at an above market exercise price of $21 per share. The closing price on February 1, 2000 was $19(1)/(16) per share. These options represent a three-year block grant, vest in five cumulative installments of 20% on December 31, 2000, 2001, 2002, 2003 and 2004, and become exercisable on January 1, 2005. Ms. McCarthy's option was granted in March 2000.

(2) The grant date present value was determined using the Black-Scholes pricing model. Significant assumptions used in the model were: expected volatility 18.5%, risk-free rate of return 6.79%, dividend yield 3.6% and time of exercise 5.1 years.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table sets forth information concerning each exercise of stock options during fiscal 2000 by each of the named executive officers and the fiscal year-end value of unexercised options.

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING               VALUE OF UNEXERCISED
                                   SHARES                 UNEXERCISED OPTIONS AT             IN-THE-MONEY
                                  ACQUIRED                        FISCAL                   OPTIONS AT FISCAL
                                     ON       VALUE             YEAR-END(#)                 YEAR-END($)(1)
                                  EXERCISE   REALIZED   ---------------------------   ---------------------------
              NAME                  (#)        ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                --------   --------   -----------   -------------   -----------   -------------
Allen M. Hill...................      --         --           --        1,350,000          --        16,456,500
Peter H. Forster................      --         --           --        2,400,000          --        29,256,000
Judy Wyatt......................      --         --           --          525,000          --         6,399,750
Stephen F. Koziar, Jr...........      --         --           --          495,000          --         6,034,050
Elizabeth M. McCarthy...........      --         --           --          250,000          --         3,047,500

------------------------

(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at December 31, 2000.

CHANGE IN CONTROL AGREEMENTS

    DPL Inc. has in place agreements with each of Mr. Hill, Mr. Koziar, Ms. Wyatt and Ms. McCarthy providing for the payment of benefits upon the consummation of a change in control of DPL Inc. or DP&L (generally, defined as the acquisition of 50% or more of the voting securities (15% or more without board approval) or certain mergers or other business combinations). The agreements require the individuals to remain with DPL Inc. throughout the period during which any change of control transaction is pending in order to help put in place the best plan for the shareholders. The principal benefits under each agreement include payment of the following: (i) 300% of the sum of the individual's annual base salary at the rate in effect on the date of the change in control plus the average amount paid to the individual under the MICP for the three preceding years; (ii) all awarded or earned but unpaid RSUs; and (iii) continuing medical, life, and disability insurance. In addition, upon termination of the individual's employment under specified circumstances during the pendency of a change of control, the individual is entitled to receive the individual's full base salary and accrued benefits through the date of termination and the individual's award for the current period under the MICP (or for a completed period if no award for that period has yet been determined) fixed at an amount equal to his average annual award paid for the preceding three years. In the event any payments under these agreements are subject to an excise tax under the Internal Revenue Code of 1986, the payments will be adjusted so that the total payments received on an after-tax basis will equal the amount the individual would have received without imposition of the excise tax. The agreements are effective for one year but are automatically renewed each year unless DPL Inc. or the participant notifies the other one year in advance of its or his or her intent not to renew. DPL Inc. is obligated at the time of a change of control to fund its obligations under the agreements by transferring required payments to the Master Trust. Mr. Forster's agreement with DPL Inc. and DP&L contains similar benefits provisions.

PENSION PLANS

    The following table sets forth the estimated total annual benefits payable under the DP&L retirement income plan and the supplemental executive retirement plan to executive officers at normal retirement date (age 65) based upon years of accredited service and final average annual compensation (including base and incentive compensation) for the three highest years during the last ten:

                                            TOTAL ANNUAL RETIREMENT BENEFITS FOR
                                            YEARS OF ACCREDITED SERVICE AT AGE 65
              FINAL AVERAGE                ---------------------------------------
             ANNUAL EARNINGS                10 YEARS      15 YEARS     20-30 YEARS
             ---------------               -----------   -----------   -----------
$ 200,000................................   $ 51,500      $ 77,500      $103,000
  400,000................................    108,500       163,000       217,000
  600,000................................    165,500       248,500       331,000
  800,000................................    222,500       334,000       445,000
 1,000,000...............................    279,500       419,500       559,000
 1,200,000...............................    336,500       505,000       673,000
 1,400,000...............................    393,500       590,500       787,000

    The years of accredited service for the named executive officers are Mr. Hill -- 31 yrs.; Mr. Koziar -- 31 yrs.; Ms. Wyatt -- 21 yrs. and Ms. McCarthy -- 18 yrs. Benefits are computed on a straight-life annuity basis, are subject to deduction for Social Security benefits and may be reduced by benefits payable under retirement plans of other employers. Mr. Forster ceased to accrue benefits under the retirement plans effective upon his retirement as an employee of DPL Inc. and DP&L.

    Participation in the supplemental plan has been terminated for all executive officers and the benefits enumerated above reduced by 21%. The present value of each individual's accrued benefit under the supplemental plan, determined by DPL Inc.'s actuary, was transferred to a deferred payment account.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information with respect to the beneficial ownership of common shares and Series B voting preferred shares of DPL Inc. as of February 13, 2001 by each person or group known by the Company to own more than 5% of the common shares or Series B voting preferred shares.

                                             COMMON SHARES            SERIES B VOTING PREFERRED SHARES
                                          BENEFICIALLY OWNED                 BENEFICIALLY OWNED
                                    -------------------------------   ---------------------------------
               NAME                    NUMBER      PERCENT OF CLASS       NUMBER       PERCENT OF CLASS
               ----                 ------------   ----------------   --------------   ----------------
Dayton Ventures LLC(1) ...........  31,560,000(2)        24.7%         6,600,000(3)          100%
  c/o Kohlberg Kravis
  Roberts & Co. LP
  9 W. 57th Street
  New York, NY 10019

------------------------

(1) Dayton Ventures LLC is a Delaware limited liability company, the sole members of which are KKR 1996 Fund L.P. and KKR Partners II, L.P. As a member of each of KKR 1996 GP LLC and Strata LLC, the ultimate parent entities of KKR 1996 Fund and KKR Partners II, respectively, each of Messrs. George R. Roberts and Scott M. Stuart, who are directors of DPL Inc. and DP&L, may be deemed to beneficially own any shares or warrants beneficially owned by Dayton Ventures LLC, although each such individual disclaims beneficial ownership of such shares and warrants.

(2) Dayton Ventures LLC does not own any common shares. Number of common shares represents the number of common shares issuable upon exercise of warrants.

(3) The 6,600,000 Series B voting preferred shares, which represent up to 4.9% of the outstanding voting power of DPL Inc.'s voting securities and were issued to Dayton Ventures LLC in the KKR transaction, may be redeemed on a share for share basis to the extent common shares are issued upon exercise of the warrants held by Dayton Ventures LLC.

                SECURITY OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

    Set forth below is information concerning the beneficial ownership of common shares of DPL Inc. by each executive officer of DPL Inc. or DP&L named in the Summary Compensation Table (other than executive officers who are directors of DPL Inc. whose security ownership is found under "Election of Directors") as of February 13, 2001. Please refer to Note (1) on Page 5 for the security ownership of all directors and executive officers of DPL Inc. and DP&L.

       NAME OF               AMOUNT AND NATURE OF        PERCENT OF
  EXECUTIVE OFFICER          BENEFICIAL OWNERSHIP          CLASS
  -----------------          --------------------        ----------
Stephen F. Koziar,
Jr.                           187,284 shares  (1)             *
Judy Wyatt                    187,081 shares  (2)             *
Elizabeth M. McCarthy                       --                *

------------------------

*   Less than one percent

(1) The number of shares shown for Mr. Koziar includes 15,608 common shares and 171,676 Restricted Share Units. RSUs have no voting rights.

(2) The number of shares shown for Ms. Wyatt includes 4,065 common shares and 183,016 Restricted Share Units.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP served as independent public accountants of DPL Inc. for the year 2000 and has been appointed as independent public accountants for 2001. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

AUDIT FEES

    PricewaterhouseCoopers billed DPL Inc. $646,000 for professional services rendered for the audit of DPL Inc.'s financial statements and reviews of financial statements included in DPL Inc.'s Form 10-Qs for 2000.

ALL OTHER FEES

    PricewaterhouseCoopers billed DPL Inc. $852,000 for all other non-audit services rendered in 2000. There were no services performed with respect to hardware and software systems relating to the financial statements.

    The Finance and Audit Review Committee considered whether the provision of the other non-audit services described above is compatible with maintaining PricewaterhouseCoopers' independence.

                             SHAREHOLDER PROPOSALS

    A proposal by a shareholder intended for inclusion in the proxy materials of DPL Inc. for the 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 must be received by DPL Inc. at P.O. Box 1247, Dayton, Ohio 45401, Attn.: Secretary, on or before November 1, 2001 in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2002 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by DPL Inc. at the above address on or before (i) 50 days before the date of the 2002 meeting (or 10 days after notice of the meeting if less than sixty days notice is given) for proposals relating to nomination of persons for election as directors or (ii) January 15, 2002 for any other proposals. If DPL Inc. does not receive notice of the matter by the applicable date, the Proxy Committee will vote on the matter, if presented at the meeting, in its discretion.

                                 OTHER BUSINESS

    The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the meeting. However, if any other matters are properly brought before the meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                           By order of the Board of Directors,

                                           /S/ STEPHEN F. KOZIAR, JR.

                                           STEPHEN F. KOZIAR, JR.
                                           GROUP VICE PRESIDENT AND SECRETARY

                                                                        APPENDIX

                   FINANCE AND AUDIT REVIEW COMMITTEE CHARTER

PURPOSE

    This Committee is charged with overseeing the financial plans of DPL Inc. and recommending to the Board of Directors actions and policies that will best accommodate the Company's objectives and operating strategies while maintaining its sound fiscal health.

    This Committee is also established to provide direct communication between independent auditors and the Board of Directors and between the Company's (including subsidiaries) internal auditors and the Board of Directors. It is intended to assure the external auditor's freedom, cooperation and opportunity necessary to accomplish its functions, and to assure appropriate action on their recommendations.

PRINCIPAL FUNCTIONS

    The Committee shall:

 (1) Have direct communication with the external and internal auditors to assure the adequacy of the Company's (including subsidiaries) internal accounting controls and proper financial reporting.

 (2) Take such steps as are necessary to assure itself of the adequacy and competence of the auditing staff.

 (3) Annually review internal auditing programs of DPL Inc. and each of its subsidiaries for the year, including plans for reviewing internal accounting controls. The Committee shall review, as often as necessary, the results of the internal audit programs.

 (4) Review management's programs for correcting any significant internal accounting control deficiencies or exceptions and suggestions.

 (5) Recommend to the Board the appointment of an independent certified accounting firm (external auditor) to perform the annual audits of the Company and/or its subsidiaries and other such examinations as are necessary to assure the Board of the overall accuracy of the Company's books and records, the effectiveness of the Company's internal accounting systems, procedures and controls and the propriety of the Company's internal accounting systems, procedures and controls and the propriety of the Company's accounting policies.

 (6) Meet at least two times annually with the Company's external auditor to discuss the scope of its audit program and give such direction as the Committee deems necessary for the performance of a satisfactory audit; to review material internal accounting control weaknesses, if any, reported by the external auditor; to review the annual report as to the fairness of presentation and adequacy of disclosure of financial matters; and to discuss the exceptions or suggestions discovered in the course of the annual audit as are normally outlined in the letter to management.

 (7) Assure that significant items of concern to the Internal Audit Manager or to the external auditor are immediately called to the attention of the Chief Executive Officer of the Company and to the Chairman of this Committee.

 (8) Review the written policies of conflict of interest for Directors, Officers and other employees, where appropriate. The Committee shall receive annually from the Counsel for the Company a report on exceptions that are discovered in respect to the conflict of interest policy and shall review the actions taken by the Company management in this regard.

 (9) Assure Company compliance with regulatory, financial and operating reporting requirements.

(10) Review and approve the budget for audit expenses and any significant contracts or budget items for other than audit services for which the Company's external auditor may be a supplier or a participant.

(11) Annually review and reassess the adequacy of the Committee's charter.

(12) Have the authority to conduct investigations necessary to carry out its duties as described herein, including the authority to hire independent counsel, if necessary.

The external auditor is ultimately accountable to the Board of Directors and the Finance and Audit Review Committee, which shall have the authority to select, evaluate, and, where appropriate, replace the external auditor. The Committee shall require the external auditor to provide a written statement describing all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and the Committee shall review with the external auditor any disclosed relationships or services that may impact the objectivity or independence of the external auditor. The Finance and Audit Review committee shall take appropriate action to ensure the independence of the external auditor.

                                   NOTICE OF

                                     ANNUAL
                                    MEETING

                                OF SHAREHOLDERS

                                 APRIL 11, 2001

                                      AND

                                     PROXY
                                   STATEMENT

                                   [DPL LOGO]

                                    DPL INC.
                                  DAYTON, OHIO

/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO BOXES ARE MARKED, YOUR VOTE WILL BE CAST AS RECOMMENDED BY THE BOARD OF DIRECTORS BY SIMPLY SIGNING YOUR NAME BELOW AND RETURNING THIS CARD.

1. Election of Four Directors.


NOMINEES: Thomas J. Danis, Allen M. Hill,
          W August Hillenbrand, Scott M. Stuart

FOR                            WITHHELD
ALL                            FROM ALL
NOMINEES  /  /        / /      NOMINEES

For, except vote withheld from the following nominee(s):


----------------------------------------------------




The Annual Meeting of Shareholders will be held at Edison
Community College, Piqua, Ohio. To request an attendance card for the meeting, please mark below;

MARK HERE FOR ATTENDANCE CARD                              / /


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              / /


Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in a fiduciary capacity, sign name and title.


Signature:_____________ Date:__________ Signature:______________ Date:__________




/X/  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF NO BOXES ARE MARKED, YOUR VOTE WILL BE CAST AS RECOMMENDED BY THE BOARD OF DIRECTORS BY SIMPLY SIGNING YOUR NAME BELOW AND RETURNING THIS CARD.

1. Election of Four Directors.


NOMINEES: Thomas J. Danis, Allen M. Hill,
          W August Hillenbrand, Scott M. Stuart

FOR                            WITHHELD
ALL                            FROM ALL
NOMINEES  /  /        / /      NOMINEES

For, except vote withheld from the following nominee(s):


----------------------------------------------------




The Annual Meeting of Shareholders will be held at Edison
Community College, Piqua, Ohio. To request an attendance card for the meeting, please mark below;

MARK HERE FOR ATTENDANCE CARD                              / /


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              / /


Please sign exactly as your name appears. If acting as attorney, executor, trustee, or in a fiduciary capacity, sign name and title.


Signature:_____________ Date:__________ Signature:______________ Date:__________

                                      PROXY


                                    DPL INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

     Peter H. Forster, James F. Dicke, II and Burnell R. Roberts or any of them with full power of substitution, are hereby appointed proxies to vote as specified at the Annual Meeting of Shareholders of DPL Inc. on Wednesday, April 11, 2001, at 10:00 A.M., and at any adjournments thereof, all Common Shares which the undersigned is entitled to vote and in their discretion upon any other matters which may properly come before the meeting.


     UNLESS OTHERWISE MARKED, YOUR PROXY WILL BE VOTED FOR THE PROPOSALS BY SIMPLY SIGNING YOUR NAME ON THE REVERSE SIDE AND RETURNING THIS CARD.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                 SIDE



                                      PROXY


                                    DPL INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

     Peter H. Forster, James F. Dicke, II and Burnell R. Roberts or any of them with full power of substitution, are hereby appointed proxies to vote as specified at the Annual Meeting of Shareholders of DPL Inc. on Wednesday, April 11, 2001, at 10:00 A.M., and at any adjournments thereof, all Common Shares which the undersigned is entitled to vote and in their discretion upon any other matters which may properly come before the meeting.


     UNLESS OTHERWISE MARKED, YOUR PROXY WILL BE VOTED FOR THE PROPOSALS BY SIMPLY SIGNING YOUR NAME ON THE REVERSE SIDE AND RETURNING THIS CARD.


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
    SIDE                                                                 SIDE